As filed with the Securities and Exchange Commission on November 6, 2006
                                                     Registration No. 333-120235


                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8
                         POST-EFFECTIVE AMENDMENT NO. 1

                             Registration Statement
                        Under the Securities Act of 1933


                         TIDELANDS OIL & GAS CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)



           Nevada                                        66-0549380
----------------------------------          ------------------------------------
   (State of Incorporation)                   (IRS Employer Identification No.)



                  1862 West Bitters Rd., San Antonio, TX 78248
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                               1862 W. Bitters Rd.
                              San Antonio, TX 78248
                                 (210) 764-8642

                 2004 Non-Qualified Stock Grant and Option Plan
                            (Full Title of the Plan)

Michael Ward, President                                  With Copies to:
1862 W. Bitters Rd.                                      Gregory M. Wilson, Esq.
San Antonio, TX 78248                                    18610 E. 32nd Ave.
(210) 764-8642                                           Greenacres, WA 99016
                                                         (509) 891-8373

                     (Name and Address of agent for Service

                                 (210) 764-8642

          (Telephone number, including area code for agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                   Proposed         Proposed
Title of         (1)               maximum          maximum
securities       Securities        offering         aggregate       Amount of
to be            to be             price per        offering        Registration
registered       registered        share (2)        price (2)       Fee (3)
----------       ----------        ---------        ---------       ------------
Common           5,000,000         $0.87            $4,350,000      $551.15
$.001 par        shares
value
================================================================================

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on November 1, 2004 as reported on the NASD OTC Bulletin Board.

(3) 5,000,000 of the shares authorized under the Plan were registered on November 5, 2004 pursuant to the original Registration Statement. A fee of $551.15 was previously paid in connection with the original Registration Statement.


                                EXPLANATORY NOTE
                                ----------------

On November 5, 2004, we filed with the Securities and Exchange Commission ("SEC") a Registration Statement No. 333-120235 on Form S-8, pertaining to 5,000,000 shares of common stock, $0.001 par value, and options to purchase common stock available for issuance under the 2004 Non-Qualified Stock Grant and Option (the "Plan").

As of the date of this Post Effective Amendment No. 1, a total of 2,149,878 shares have been issued under the Plan, leaving 2,850,122 shares of our common stock and options to purchase common stock available under the Plan.

The Post-Effective Amendment No. 1 to the Registration Statement includes a reoffer prospectus registering 1,150,000 shares of common stock, all of which represent shares awarded pursuant to the Plan to a certain officer and director of the Company (the "Selling Stockholder") for resale by the Selling Stockholder. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-8, and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares of common stock that have been acquired by the Selling Stockholder pursuant to the Plan.

Except as described above, no other changes have been made to our Form S-8 Registration Statement No. No. 333-120235. For the convenience of the reader and as required under SEC rules, this Post-Effective Amendment No. 1 to Form S-8 sets forth the complete text of Form S-8 rather than just the amended portions thereof. For Items not modified herein, reference should be made to our Registration Statement No. 333-120235 on Form S-8 as filed with the SEC on November 5, 2004. The filing of this Post-Effective Amendment No. 1 is not an admission that our Registration Statement No. 333-120235 on Form S-8, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                                REOFFER PROPECTUS

                   1,150,000 Shares of Common Stock under the
                 2004 Non-Qualified Stock Grant and Option Plan

                         TIDELANDS OIL & GAS CORPORATION

The shares of common stock, $0.001 par value (the "Common Stock" or "Shares"), of Tidelands Oil & Gas Corporation (the "Company" or "we") covered by this Reoffer Prospectus may be offered and sold to the public by stockholders of the Company (the "Selling Stockholders"), some of whom may be deemed to be "affiliates" (as that term is defined in Rule 405 of the General Rules and Regulations of the Securities Act of 1933, as amended (the "Securities Act")) of the Company. The Selling Stockholders acquired the Shares under the Company's 2004 Non-Qualified Stock Grant and Option Plan (the "Plan").

All or a portion of the Shares may be offered for sale, from time to time, on the Nasdaq OTC Bulletin Board or otherwise, at prices and terms then obtainable, subject to certain limitations. However, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 instead of pursuant to this Reoffer Prospectus. See "Plan of Distribution."

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions, discounts and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

Our Common Stock is listed on the Nasdaq OTC Bulletin Board under the symbol "TIDE." The closing bid and ask prices of our Common Stock on the Nasdaq OTC Bulletin Board on November 2, 2006 were $0.48 and $0.49, respectively.

This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

See "Risk Factors" beginning on page 3 for information that should be carefully considered by prospective investors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is November 3, 2006.



                                            Table of Contents               Page

AVAILABLE INFORMATION                                                          1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                2
PROSPECTUS SUMMARY
         The Company                                                           3
         The Offering                                                          3
         Risk Factors                                                          3
RISK FACTORS                                                                   6
FORWARD-LOOKING STATEMENTS                                                    16
USE OF PROCEEDS                                                               17
SELLING STOCKHOLDERS                                                          17
PLAN OF DISTRIBUTION                                                          18
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                     19
LEGAL MATTERS                                                                 19
EXPERTS                                                                       19

AVAILABLE INFORMATION

The  Company  is  subject  to the  information  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and at the Commission's Regional Offices. Copies of such materials can also be obtained by mail from the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800)-SEC-0330. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. See "Incorporation of Certain Documents by Reference."

Our public website is http://www.tidelandsoilandgas.com. We make available free of charge on our website, via a link to our Real-Time SEC filings, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement. For further information with respect to the Company and the Shares of Common Stock offered by this Reoffer Prospectus, reference is made to the Registration Statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the Registration Statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefor by the Commission. Statements contained in this Reoffer Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to the Registration Statement or incorporated by reference, may be obtained from the public reference facilities of the Commission, upon the payment of the charges prescribed therefor by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference, except as superseded or modified herein:

(A) The Company's annual report on Form 10-K for the fiscal year ended December 31, 2005.

(B) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of the offering of the Shares of Common Stock shall be deemed to be incorporated in and made a part of this Reoffer Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner of Shares of Common Stock, to whom this Reoffer Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to the Company at 1862 West Bitters Rd., San Antonio, TX 78248, telephone number (210) 764-8642, attention Corporate Secretary.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Reoffer Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our Common Stock. Certain statements made in this Reoffer Prospectus constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. See "Forward-Looking Statements."

The Company

Tidelands Oil & Gas Corporation (the "Company"), formerly known as C2 Technologies, Inc., was incorporated under the laws of the State of Nevada on February 25, 1997. C2 Technologies, Inc. changed its name to Tidelands Oil & Gas Corporation on November 19, 1998. The Company has eleven subsidiaries which it directly and indirectly owns as follows: (1) Rio Bravo Energy LLC, (2) Arrecefe Management LLC, (3) Marea Associates, L.P. , (4) Terranova Energia, S.de R.L. de C.V., (5) Esperanza Energy LLC and (6) Sonterra Energy Corporation. We also own a 97% limited partnership interest in Reef Ventures, L.P.(7) Arrecefe Management, LLC owns a 1% general partner interest in Reef Ventures, L.P. Rio Bravo Energy, LLC owns 100% of the member interest in Sonora Pipeline LLC. (8) Reef Ventures, L.P. owns 100% of the member interest in Reef International LLC(9), Reef Marketing LLC(10) and (11) Tidelands Exploration and Production, Inc.

The Company's products and services are primarily focused on development and operation of transportation, processing, distribution and storage projects for natural gas and natural gas liquids in the northeastern states of Mexico (Chihuahua, Coahuila, Nuevo Leon and Tamaulipas) and the State of Texas.

Unless otherwise noted, the "Company" as used in this Prospectus, will refer to Tidelands Oil & Gas Corporation as described above.

Our principal offices are located at 1862 W. Bitters Rd., San Antonio, TX 78248. Our telephone number is 210-764-8642.

The Offering

The Selling Stockholder may offer and sell up to 1,150,000 Shares of our Common Stock under this Reoffer Prospectus. We will not receive any of the proceeds from the sale of these Shares.

Recent Developments

In the first two fiscal quarters of 2006, several significant developments occurred with respect to our businesses operated by our Company.

Financing Transaction
---------------------

On January 20, 2006, the Tidelands' entered into Securities Purchase Agreements with the following accredited investors, Palisades Master Fund, Crescent International, Ltd., Double U Master Fund, LP, JGB Capital, LP, Nite Capital, LP and RHP Master Fund, Ltd (collectively, "Purchasers"). We sold $6,569,732 Dollars, in the aggregate principal amount, of discounted convertible debentures("Debentures") and Series "A" and Series "B" Warrants to purchase common stock ("Warrants") for an aggregate payment of $5,396,098 after deduction for the interest discount. The Company paid an 8% commission to the placement agent, HPC Capital Management, LLC., a registered broker-dealer. The Company granted HPC Capital Management Series A Common Stock Purchase Warrants as additional transaction compensation. The Company received net proceeds of$4,949,291 after deduction of legal costs, commissions and interest discount. We are using the proceeds for working capital. This registration statement and prospectus covers the re-offer and re-sale of the common shares underlying the Debentures and Warrants.

On September 20, 2006, RHP Master Fund, Ltd. ("RHP") gave the Company its notice of default for failure to timely pay liquidated damages associated with the Company's failure to timely register the underlying debenture shares and warrants with the Securities and Exchange Commission. RHPO accelerated payment of the RHP Debenture at the Mandatory Default Amount. The Mandatory Default Amount was 130% of the aggregate principal amount of the Debenture. On September 22, 2006, the Company paid RHP the sum of $791,375 thereby discharging the RHP debenture obligation.

Under the Debenture terms defining default events, a Holder may elect to declare the aggregate principal Debenture amount, together with other amounts owing to the date of acceleration, immediately due and payable in cash at the Mandatory Default Amount. In the RHP case, the elected Mandatory Default Amount was 130% of the aggregate principal amount of the Debenture. On September 22, 2006, the Company paid RHP the sum of $791,375 thereby discharging the RHP debenture obligation.

On September 26, 2006, Palisades Master Fund, L.P. ("Palisades") gave the Company its notice of election accelerating payment of the Palisades Debenture at the Mandatory Default Amount asserting a cross default event triggered by the RHP Master Fund, Ltd. Notice of Default Event received by the Company on September 20, 2006, as disclosed in the Current Report filed on Form 8-K on September 25, 2006. Palisades demanded immediate payment of its Debenture at the Mandatory Default Amount of $5,597,687.

On September 28, 2006, Company entered into a Waiver and Amendment Agreement (the, "Agreement") with Palisades and all of the remaining Holders, which include Crescent International, Ltd., Double U Master Fund, L.P., JGB Capital, L.P. and Nite Capital, L.P.

In consideration of that Agreement, all existing events of default known to the Holders were waived in consideration of the issuance of 2,828,304 common shares. The Company will issue the shares as follows: Palisades: 2,000,000; Crescent International, Ltd.: 304,375; Double U Master Fund, L.P.:152,179; JGB Capital,L.P.: 250,000; and Nite Capital, L.P.: 121,750.

On April 17, 2006, we filed an amendment to our articles of incorporation increasing our authorized common stock capital from One Hundred Million (100,000,000) shares, par value $0.001 per share to Two Hundred Fifty Million (250,000,000) shares, par value $0.001 per share. The amendment was approved by written consent of 77.5% of our Company shareholders.

Esperanza Energy LLC
--------------------

Esperanza Energy LLC ("Esperanza") was formed as a wholly owned subsidiary of the Company in March 2006 to evaluate the feasibility of developing an offshore, deep-water liquefied natural gas (LNG) regas terminal near Long Beach,
California. Esperanza would utilize TORP Technology's HiLoad LNG Regas unit which attaches to an LNG tanker, directly vaporizes the LNG as it is offloaded and injects the regasified natural gas into an undersea pipeline for transportation of the natural gas to onshore metering stations and transmission pipelines to supply nearby gas markets. The TORP HiLoad LNG Regas unit eliminates the need for extensive above-ground storage tanks or large marine structures required for berthing and processing of the LNG. Esperanza is conducting the feasibility study for this project with the assistance of best-in-class LNG, environmental, pipeline and legal advisors.


Sonora Pipeline LLC and Terranova Energia, S. de R.L. de C.V.
-------------------------------------------------------------

The cross-border gas pipeline and storage development activities of the above entities to establish the Burgos Hub Export/Import project progressed forward in two principal areas:

         Permitting Activities:
         ----------------------

Sonora Pipeline LLC continued its efforts to finish all activities necessary to move from NEPA pre-filing status to a submission for Certification for its two international pipeline U.S. segments, the Progreso International Pipeline and the Mission International Pipeline. Sonora believes it has filed all needed revisions to the Draft Environmental Report for the Progreso International Pipeline with FERC for purposes of the NEPA Environmental Assessment requirements. This proposed pipeline will be the eastern leg of the U.S. pipelines which will interconnect with the Tennessee Gas Pipeline transmission lines at the Alamo Station and will deliver natural gas to the proposed Brasil Storage facility approximately 17 miles south of the U.S./Mexico border at
Progreso, Texas. The proposed Mission International Pipeline segment was re-designed in the first quarter of 2006 due to a routing conflict with a fiber optic line. It will be approximately 24 miles long and will commence at the existing HPL Valero-Gilmore gas plant in Hidalgo County, Texas and will extend southward to the Arguelles crossing of the Rio Grande River into Mexico near the city of Mission, Texas. The completion of NEPA pre-filing activities for the Mission segment including responses to FERC inquiries and scoping of affected stakeholders is anticipated during the second quarter of 2006. The current catalog of FERC correspondence for Sonora's activities is located at www.ferc.gov under Docket No. PF05-15.

On June 5, 2006, Tidelands Oil & Gas Corporation subsidiary, Terranova Energia, S.de R.L. de C.V. was awarded a Permit (#G/183/TRA 2006) by the Comision Reguladora de Energia de Mexico (CRE) to begin construction of the Terranova Occidente and Oriente pipeline portions of its Burgos Hub Export/Import Project. The Permit is for the Occidente and Oriente Sections of the Terranova pipelines. The Occidente section will feature a 30-inch diameter pipeline, spanning approximately 323 kilometers in length and will run from the Brasil storage field to Nuevo Progreso, Mexico, with a proposed international pipeline crossing into South Texas from Mexico at the Donna Station, which will provide the opportunity for interconnects into Texas with TETCO, TGPL and Texas Gas Services. The pipeline will also include a section that will stretch from the Brasil storage field to Station 19 and up to Arguelles where another proposed international pipeline crossing into South Texas is planned with opportunities to interconnect with Houston Pipeline, Calpine and Kinder Morgan. A 36-inch diameter pipeline spanning some 149 kilometers will characterize the Oriente Section of the Terranova pipelines. It will run from the proposed offshore LNG Regasification Terminal to Norte Puerto Mezquital and proceed to the Brazil storage field. Both Terranova pipelines are designed to flow natural gas bi-directionally between Texas and Mexico at a rate of approximately 1.2 BCFD (billion cubic feet per day).

Additionally, we submitted the storage permit to the CRE on August 5, 2005 and it was accepted for full review on October 14, 2005. Several unique questions are presented by the filing of this permit due to the proposed location and the lack of previous storage permit applications having been considered by the CRE. We believe the CRE will consider and issue a decision on the storage permit application by the first quarter of 2007.

         Commercial Activities:
         ----------------------

The Company continues to present the pipeline and storage segments of the Burgos Hub Export/Import project to commercial audiences in efforts to solicit their interest and participation in the project at various levels. There have been numerous introductory meetings with staff of the CFE and the Monterrey industrial consumers of natural gas with a view toward clarifying their need and usage of the proposed project facilities. Future efforts will concentrate on the development and negotiation of precedent agreements for capacity reservation of the project facilities. Preliminary evaluation of demand for storage capacity reservation based upon direct discussion with the various customers is conservatively estimated at 40 Bcf for the market area influenced by the project. Similarly, several discussions continue with interested parties in the U.S. and Mexico regarding the execution of a joint development agreement between Terranova and their firms for the funding, development and ownership of the Project.

RISK FACTORS

An investment in the Securities offered in this Prospectus involves a high degree of risk and should only be made by persons who can afford the loss of their entire investment. Accordingly, prospective investors should consider carefully the following factors, in addition to the other information concerning the Company and its business contained in this Prospectus, before purchasing the Securities offered hereby. An investment in the common stock the selling shareholders are offering to resell is risky. You should be able to bear a complete loss of your investment. Before purchasing any of the common stock, you should carefully consider the following risk factors, among others.

In addition to the other information presented in this report, the following should be considered carefully in evaluating our business or purchasing shares of our common stock. Investing in our common stock involves a high degree of risk. This report contains various forward looking statements that involve risk and uncertainties. Our actual results may differ materially from the results discussed in the forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below and elsewhere in this report.

OPERATING LOSSES

We have had significant losses ever since starting business and we expect to continue losing money for some time. To date, we have incurred significant losses. For the year ended December 31, 2005, we lost $7,662,904 and for the year ended December 31, 2004, we lost $14,302,037. These losses were caused primarily by:

         o Financing costs in connection with acquisitions made in prior years and the issuance of convertible debentures;
         o Limited volumes of gas transported through the international pipeline crossing;
         o Pre-development and operating expenses associated with the development of additional pipeline and storage projects in Mexico;
         o Idle assets not producing revenue, such as the gas plant and associated pipeline.

LIMITED OPERATING HISTORY.

We have a limited operating history and our financial health will be subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success of our company must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup and growth of a new business, and the competitive environment in which we will operate. Our success is dependent upon the successful financing and development of our business plan. No assurance of success is offered. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing and governmental regulation. The failure of the Company to meet any of these conditions would have a materially adverse effect upon the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can or will ever operate profitably.

WE DEPEND HEAVILY ON THE CONTINUED SERVICE OF OUR CHIEF EXECUTIVE OFFICER.

We place substantial reliance upon the efforts and abilities of Michael Ward, our chief executive officer. The loss of Mr. Ward's services could have a serious adverse effect on our business, operations, revenues or prospects. We maintain key man insurance on his life in the amount of One Million Dollars.

RELIANCE ON MANAGEMENT.

All decisions with respect to the management of our Company will be made by our Company's directors and officers. Accordingly, no person should purchase any shares offered by this Prospectus unless the subscriber is willing to entrust all aspects of management to the Directors and Officers of our Company. The loss of their services could have a material adverse effect on our Company's business and prospects.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED.

Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange. Trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ. You may have difficulty reselling any of the shares that you purchase from the selling shareholders.

THERE HAS BEEN AN VOLATILE PUBLIC MARKET FOR OUR COMMON STOCK AND THE PRICE OF OUR STOCK MAY BE SUBJECT TO FLUCTUATIONS.

We cannot assure you that a liquid transparent trading market for our common stock will develop or be sustained. You may not be able to resell your shares at or above the initial offering price. The market price of our common stock is likely to be volatile and could be subject to fluctuations in response to factors such as the following, most of which are beyond our control:

         o operating results that vary from the expectations of securities analysts and investors;
         o changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;
         o the operations, regulatory, market and other risks discussed in this section;
         o announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
         o announcements by third parties of significant claims or proceedings against us; and
         o        future sales of our common stock.

In addition, the market for our stock has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION.

Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. The Securities Enforcement and Penny Stock Reform Act of 1990 (the "Reform Act") also requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. These regulations also impose various sales practice requirements on broker-dealers. The regulations that apply to penny stocks may severely affect the market liquidity for our securities and that could limit your ability to sell your securities in the secondary market.

RISKS RELATING TO LOW-PRICE STOCKS.

Because our stock is quoted on the NASD OTC Electronic Bulletin Board and subject to the Penny Stock Regulations, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, our Company's securities. The regulations governing low-priced or penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of the purchasers of this Offering to sell their securities in the secondary market.

WE MAY NOT HAVE ENOUGH FUNDING TO COMPLETE OUR BUSINESS PLAN.

We will need additional financing to fully implement our business plan. We cannot give any assurance that this additional financing could be obtained of attractive terms or at all. In addition, our ability to raise additional funds through a private placement may be restricted by SEC rules which limit a company's ability to sell securities similar to those being sold in a registered offering before the time that offering is completed or otherwise terminated. Lack of funding could force us to curtail substantially or cease our operations.

FUTURE CAPITAL NEEDS COULD RESULT IN DILUTION TO INVESTORS; ADDITIONAL FINANCING COULD BE UNAVAILABLE OR HAVE UNFAVORABLE TERMS.

Our Company's future capital requirements will depend on many factors, including cash flow from operations, progress in its gas operations, competing market developments, and the Company's ability to market its proposed products successfully. Although the Company currently has specific plans and arrangements for financing its working capital is presently insufficient to fund the Company's activities. It will be necessary to raise additional funds through equity or debt financings. Any equity financings could result in dilution to our Company's then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations.

SUBSTANTIAL CAPITAL REQUIREMENTS

We may make substantial capital expenditures for the development, acquisition and production of natural gas pipeline, processing systems and, or storage facilities. If revenues or the Company's equity financing decrease as a result of lower natural gas prices, operating difficulties, the Company may have limited ability to expend the capital necessary to undertake or complete proposed plans and opportunities. There can be no assurance that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

WE CAN GIVE NO ASSURANCE REGARDING THE AMOUNTS OF CASH THAT WE WILL GENERATE.

The actual amounts of cash we generate will depend upon numerous factors relating to our business which may be beyond our control, including:

o        the demand for natural gas;
o        profitability of operations;
o        required principal and interest payments on any debt we may incur;
o        the cost of acquisitions;
o        our issuance of equity securities;
o        fluctuations in working capital;
o        capital expenditures;
o        continued development of gas transportation network systems;
o        prevailing economic conditions;
o        government regulations.


WE DO NOT EXPECT TO PAY DIVIDENDS FOR SOME TIME, IF AT ALL.

No cash dividends have been paid on the Common Stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors.

COMPETITION

Our Company will be competing with other established businesses that market similar products. Many of these companies have greater capital, marketing and other resources than we do. There can be no assurance that these or other companies will not develop new or enhanced products that have greater market acceptance than any that may be marketed by the Company. There can be no assurance that our Company will successfully differentiate itself from its competitors or that the market will consider our products to be superior or to or more appealing than those of our competitors. Market entry by any significant competitor may have an adverse effect on our sales and profitability. See "Competition."

WE OPERATE IN HIGHLY COMPETITIVE MARKETS IN COMPETITION WITH A NUMBER OF DIFFERENT COMPANIES.

We face strong competition in our geographic areas of operations. Our competitors include major integrated oil companies, interstate and intrastate pipelines. We compete with integrated companies that have greater access to raw natural gas supply and are less susceptible to fluctuations in price or volume, and some of our competitors that have greater financial resources may have an advantage in competing for acquisitions or other new business opportunities.

GROWING OUR BUSINESS BY CONSTRUCTING NEW PIPELINES AND PROCESSING FACILITIES SUBJECTS US TO CONSTRUCTION RISKS AND RISKS THAT RAW NATURAL GAS SUPPLIES WILL NOT BE AVAILABLE UPON COMPLETION OF THE FACILITIES.

One of the ways we intend to grow our business is through the construction of additions to our existing gathering systems, modification of our existing gas processing plant and construction of new processing facilities. The construction of gathering and processing facilities requires the expenditure of significant amounts of capital, which may exceed our expectations. Generally, we may have only limited raw natural gas supplies committed to these facilities prior to their construction. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which anticipated production growth does not materialize. As a result, there is the risk that new facilities may not be able to attract enough raw natural gas to achieve our expected investment return, which could adversely affect our results of operations and financial condition.

A SIGNIFICANT COMPONENT OF OUR GROWTH STRATEGY WILL BE ACQUISITIONS AND WE MAY NOT BE ABLE TO COMPLETE FUTURE ACQUISITIONS SUCCESSFULLY.

Our business strategy will emphasize growth through strategic acquisitions, but we cannot assure you that we will be able to identify attractive or willing acquisition candidates or that we will be able to acquire these candidates on economically acceptable terms. Competition for acquisition opportunities in our industry exists and may increase. Any increase in the level of competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions.

Our strategy of acquisitions is dependent upon, among other things, our ability to obtain debt and equity financing and possible regulatory approvals. Our ability to pursue our growth strategy may be hindered if we are not able to obtain financing or regulatory approvals, including those under federal and state antitrust laws. Our ability to grow through acquisitions and manage such growth will require us to invest in operational, financial and management information systems and to attract, retain, motivate and effectively manage our employees. The inability to manage the integration of acquisitions effectively could have a material adverse effect on our financial condition, results of operations and business. Pursuit of our acquisition strategy may cause our financial position and results of operations to fluctuate significantly from period to period.

IF WE ARE UNABLE TO MAKE ACQUISITIONS ON ECONOMICALLY AND OPERATIONALLY ACCEPTABLE TERMS, OUR FUTURE FINANCIAL PERFORMANCE MAY BE LIMITED.

There can be no assurance that:

         o we will identify attractive acquisition candidates in the future;
         o we will be able to acquire assets on economically acceptable terms;

         o        any  acquisitions   will  not  be  dilutive  to  earnings  and
                  operating surplus; or
         o any debt incurred to finance an acquisition will not affect our ability to make distributions to you.

If we are unable to make acquisitions on economically and operationally acceptable terms, our future financial performance will be limited to the performance of our present gas gathering network.

Our acquisition strategy involves many risks, including:

         o difficulties inherent in the integration of operations and systems;
         o the diversion of management's attention from other business concerns; and
         o        the potential loss of key employees of acquired businesses.

In addition, future acquisitions may involve significant expenditures. Depending upon the nature, size and timing of future acquisitions, we may be required to secure financing. We cannot assure you that additional financing will be available to us on acceptable terms.

OUR BUSINESS IS DEPENDENT UPON PRICES AND MARKET DEMAND FOR NATURAL GAS AND PROPANE, WHICH ARE BEYOND OUR CONTROL AND HAVE BEEN EXTREMELY VOLATILE.

We are subject to significant risks due to fluctuations in commodity prices, primarily with respect to the prices of gas that we may own as a result of our processing and distribution activities.

The markets and prices for residue gas depend upon factors beyond our control. These factors include demand for oil, and natural gas, which fluctuate with changes in market and economic conditions and other factors, including:

         o        the impact of weather on the demand for oil and natural gas;
         o        the level of domestic oil and natural gas production;
         o        the availability of imported oil and natural gas;
         o        the   availability   of  local,   intrastate   and  interstate
                  transportation systems;
         o        the availability and marketing of competitive fuels;
         o        the impact of energy conservation efforts; and
         o        the extent of governmental regulation and taxation.

WE GENERALLY DO NOT OWN THE LAND ON WHICH OUR PIPELINES ARE CONSTRUCTED AND WE ARE SUBJECT TO THE POSSIBILITY OF INCREASED COSTS FOR THE LOSS OF LAND USE.

We generally do not own the land on which our pipelines are constructed. Instead, we obtain the right to construct and operate the pipelines on other people's land for a period of time. If we were to lose these rights, our business could be affected negatively.

RISKS RELATED TO THE RETAIL PROPANE AND ASSOCIATED BUSINESSES

         o Decreases in the demand for propane because of warmer weather may adversely affect our financial condition and results of operations.

         o Weather conditions have a significant impact on the demand for propane for heating purposes. All of our propane customers rely heavily on propane as a heating fuel. The volume of propane sold is at its highest during the six-month peak heating season of October through March and is directly affected by the severity of the winter weather. We estimate that approximately two-thirds of our annual retail propane volume will be sold during these months. Actual weather conditions can vary substantially from quarter to quarter and year to year, significantly affecting our financial performance. Furthermore, warmer than normal temperatures in our service area can significantly decrease the total volume of propane we sell. Consequently, our operating results may vary significantly due to actual changes in temperature. Weather conditions in any quarter or year may have a material adverse effect on our operations.

         o Sudden and sharp propane price increases that cannot be passed on to customers may adversely affect our profits, income, and cash flow.

         o Energy efficiency and technology may reduce the demand for propane and our revenues.

         o The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has adversely affected the demand for propane by retail customers. Future conservation and efficiency measures or technological advances in heating, conservation, energy generation, or other devices might reduce demand for propane and our revenues.

         o The propane business is highly regulated. New or stricter environmental, health, or safety regulations may increase our operating costs and reduce our net income.

         o The propane business is subject to a wide range of federal, state, and local environmental, transportation, health and safety laws and regulations governing the storage, distribution, and transportation of propane. We may have increased costs in the future due to new or stricter safety, health, transportation, and environmental regulations or liabilities resulting from non compliance with operating or other regulatory permits. The increase in any such costs may reduce our net income.

         o We will be subject to all operating hazards and risks normally associated with handling, storing, transporting, and delivering combustible liquids such as propane for use by consumers. As a result, we may be a defendant in various legal proceedings and litigation arising in the ordinary course of business. Our insurance may not be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage or that insurance will be available in the future at economical prices. In addition, the occurrence of a serious accident, whether or not we are involved, may have an adverse effect on the public's desire to use our products.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

Our business is regulated by certain local, state and federal laws and regulations relating to the exploration for, and the development, production, marketing, pricing, transportation and storage of, natural gas and oil. We are also subject to extensive and changing environmental and safety laws and regulations governing plugging and abandonment, the discharge of materials into the environment or otherwise relating to environmental protection. In addition, we are subject to changing and extensive tax laws, and the effect of newly enacted tax laws cannot be predicted. The implementation of new, or the modification of existing, laws or regulations, including regulations which may be promulgated under the Oil Pollution Act of 1990, could have a material adverse effect on the Company.

FEDERAL, STATE OR LOCAL REGULATORY MEASURES COULD ADVERSELY AFFECT OUR BUSINESS.

While the Federal Energy Regulatory Commission, or FERC, does not directly regulate the major portions of our operations, federal regulation, directly or indirectly, influences certain aspects of our business and the market for our products. As a raw natural gas gatherer and not an operator of interstate transmission pipelines, we generally are exempt from FERC regulation under the Natural Gas Act of 1938, but FERC regulation still significantly affects our business. In recent years, FERC has pursued pro-competition policies in its regulation of interstate natural gas pipelines. However, we cannot assure you that FERC will continue this approach as it considers proposals by pipelines to allow negotiated rates not limited by rate ceilings, pipeline rate case proposals and revisions to rules and policies that may affect rights of access to natural gas transportation capacity. We are currently attempting to permit two pipeline segments in South Texas as part of our Burgos Hub and storage project that will be subject to FERC regulation it built and operated.

While state public utility commissions do not regulate our business, state and local regulations do affect our business. We are subject to ratable take and common purchaser statutes in the states where we operate. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes are designed to prohibit discrimination in favor of one producer over another producer or one source of supply over another source of supply. These statutes also have the effect of restricting our right as an owner of gathering facilities to decide with whom we contract to purchase or transport natural gas. Federal law leaves any economic regulation of raw natural gas gathering to the states, and some of the states in which we operate have adopted complaint-based or other limited economic regulation of raw natural gas gathering activities. States in which we operate that have adopted some form of complaint-based regulation, like Oklahoma, Kansas and Texas, generally allow natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to natural gas gathering access and rate discrimination. The states in which we conduct operations administer federal pipeline safety standards under the Pipeline Safety Act of 1968, and the "rural gathering exemption" under that statute that our gathering facilities currently enjoy may be restricted in the future. The "rural gathering exemption" under the Natural Gas Pipeline Safety Act of 1968 presently exempts substantial portions of our gathering facilities from jurisdiction under that statute, including those portions located outside of cities, towns, or any area designated as residential or commercial, such as a subdivision or shopping center.

OUR BUSINESS INVOLVES HAZARDOUS SUBSTANCES AND MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL REGULATION.

Many of the operations and activities of our gathering systems, plants and other facilities are subject to significant federal, state and local environmental laws and regulations. These include, for example, laws and regulations that impose obligations related to air emissions and discharge of wastes from our facilities and the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or locations to which we have sent wastes for disposal. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Liability may be incurred without regard to fault for the remediation of contaminated areas. Private parties, including the owners of properties through which our gathering systems pass, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage.

There is inherent risk of the incurrence of environmental costs and liabilities in our business due to our handling of natural gas and other petroleum products, air emissions related to our operations, historical industry operations, waste disposal practices and the prior use of natural gas flow meters containing mercury. In addition, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We cannot assure you that we will not incur material environmental costs and liabilities. Furthermore, we cannot assure you that our insurance will provide sufficient coverage in the event an environmental claim is made against us.

Our business may be adversely affected by increased costs due to stricter pollution control requirements or liabilities resulting from non-compliance with required operating or other regulatory permits. New environmental regulations might adversely affect our products and activities, including processing, storage and transportation, as well as waste management and air emissions. Federal and state agencies also could impose additional safety requirements, any of which could affect our profitability.

RISK OF ADDITIONAL COSTS AND LIABILITIES RELATED TO ENVIRONMENTAL AND SAFETY REGULATIONS AND CLAIMS

Our pipeline operations are subject to various federal, state and local environmental, safety, health and other laws, which can increase the cost of planning, designing, installing and operating such facilities. There can be no assurance that costs and liabilities relating to compliance will not be incurred in the future. Moreover, it is possible that other developments, such as increasingly strict environmental and safety laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from our operations, could result in additional costs to and liabilities for us.

GOVERNMENTAL REGULATION OF OUR PIPELINES COULD INCREASE OUR OPERATING COSTS

Currently our operations involving the gathering of natural gas from wells are exempt from regulation under the Natural Gas Act. Section 1(b) of the Natural Gas Act provides that the provisions of the Act shall not apply to facilities used for the production or gathering of natural gas. Our physical dimensions and operations support the conclusion that our facilities perform primarily a gathering function. We should not, therefore, be subject to Natural Gas Act regulation. There, however, can be no assurance that this will remain the case. The Federal Energy Regulatory Commission's oversight of entities subject to the Natural Gas Act includes the regulation of rates, entry and exit of service, acquisition, construction and abandonment of transmission facilities, and accounting for regulatory purposes. The implementation of new laws or policies that would subject us to regulation by the Federal Energy Regulatory Commission under the Natural Gas Act could have a material adverse effect on our financial condition and operations. Similarly, changes in the method or circumstances of operation, or in the configuration of facilities, could result in changes in our regulatory status.

Our gas gathering operations are subject to regulation at the state level, which increases the costs of operating our pipeline facilities. Matters subject to regulation include rates, service and safety. We have been granted an exemption from regulation as a public utility in Texas. Presently, our rates are not regulated in Texas. Changes in state regulations, or our status under these regulations due to configuration changes in our operating facilities, that subject us to further regulation could have a material adverse effect on our financial condition. Litigation or governmental regulation relating to environmental protection and operational safety may result in substantial costs and liabilities.

Our operations are subject to federal and state environmental laws under which owners of natural gas pipelines can be liable for clean-up costs and fines in connection with any pollution caused by the pipelines. We can also be liable for clean-up costs resulting from pollution which occurred before our acquisition of the gathering systems. In addition, we are subject to federal and state safety laws that dictate the type of pipeline, quality of pipe protection, depth, methods of welding and other construction-related standards. While we believe that the gathering systems comply in all material respects with applicable laws, we cannot assure you that future events will not occur for which we may be liable. Possible future developments, including stricter laws or enforcement policies, or claims for personal or property damages resulting from our operations could result in substantial costs and liabilities to us.

SOVEREIGN RISK

The Company is focusing on the development of infrastructure projects through its Mexican entity, Terranova Energia S.de R.L. de C.V., in the nation of the United Mexican States (Mexico). The risk of indirect or regulatory actions by local, state or federal authorities in Mexico which may inhibit, delay, hinder or block projects under development in Mexico is very high given the history of operations conducted by past businesses other than the Company in Mexico. There is a substantial risk that a set of actions taken by commission or omission by the various actors in the public, private, nongovernmental and/or social sectors could negatively impact a project or investment in Mexico. The legal system employed in Mexico is dramatically different in its structure and method of operation compared to the common law foundation present in the United States of America. The level of legal protection afforded investors by the North American Free Trade Agreement has not materially improved from a foreign investor's viewpoint.

There can be no assurance that a commercially viable project will be completed due to the above factors which could result in commercial competitors trying to circumvent the market system through the exploitation of undocumented, extraofficial channels of influence that constitute unfair competition. Federal, state and local authorities are not well coordinated in their legal protections and improper influence and competition may arise from any level of government to disrupt or destroy the commercial viability of investments by foreign investors. While the Company has taken precautions to limit its investments to prudent levels, there is a continuing risk of adverse activities arising from the above sources that could impair or result in the entire loss of investment in otherwise commercially viable projects initiated by the Company in Mexico.

PIPELINE SYSTEM OPERATIONS ARE SUBJECT TO OPERATIONAL HAZARDS AND UNFORESEEN INTERRUPTIONS

The operations of our pipeline systems are subject to hazards and unforeseen interruptions, including natural disasters, adverse weather, accidents or other events, beyond our control. A casualty occurrence might result in injury and extensive property or environmental damage. Although we intend to maintain customary insurance coverages for gathering systems of similar capacity, we can offer no assurance that these coverages will be sufficient for any casualty loss we may incur.

OPERATING RISKS OF NATURAL GAS OPERATIONS

The natural gas business involves certain operating hazards. The availability of a ready market for our natural gas products also depends on the proximity of reserves to, and the capacity of, natural gas gathering systems, pipelines and trucking or terminal facilities. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for exploration, development or acquisitions or result in the loss of the Company's properties. In accordance with customary industry practices, the Company maintains insurance against some, but not all, of such risks and losses. The Company does not carry business interruption insurance. The occurrence of such an event not fully covered by insurance could have a material adverse effect on the financial condition and results of operations of the Company.

OUR BUSINESS INVOLVES MANY HAZARDS AND OPERATIONAL RISKS, SOME OF WHICH MAY NOT BE COVERED BY INSURANCE.

Our operations are subject to the many hazards inherent in the gathering, compressing, treating and processing of raw natural gas and NGLs and storage of residue gas, including ruptures, leaks and fires. These risks could result in substantial losses due to personal injury and/or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of our related operations. We are not fully insured against all risks incident to our business. If a significant accident or event occurs that is not fully insured, it could adversely affect our operations and financial condition.

INSURANCE

Companies engaged in the petroleum products distribution and storage business may be sued for substantial damages in the event of an actual or alleged accident or environmental contamination. The Company maintains $2,000,000 of liability insurance. There can be no assurance that we will be able to continue to maintain liability insurance at a reasonable cost in the future, or that a potential liability will not exceed the coverage limits. Nor can there be any assurance that the amount of insurance carried by us will enable it to satisfy any claims for which it might be held liable resulting from the conduct of its business operations.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as "forward-looking statements", which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. When reading any forward looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:


o whether or not markets for our products develop and, if they do develop, the pace at which they develop;

o our ability to attract the qualified personnel to implement our growth strategies,

o        our ability to develop sales, marketing and distribution capabilities;

o        the accuracy of our estimates and projections;

o        our ability to fund our short-term and long-term financing needs;

o        changes in our business plan and corporate strategies; and

o other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned "Risk Factors" and "Management's Discussion And Analysis Of Financial Condition And
         Results Of Operations".

o        Each forward-looking statement should be read in context with, and with an  understanding  of, the various  other  disclosures  concerning  our company and our business made  elsewhere in this  prospectus as well as other  pubic  reports  filed  with the  United  States  Securities  and
         Exchange Commission (the "SEC"). You should not place undue reliance on any  forward-looking  statement  as a prediction  of actual  results or
         developments.   We  are  not   obligated   to  update  or  revise   any
         forward-looking  statement  contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

                                 USE OF PROCEEDS

All of the Shares of Common Stock are being offered by the Selling Stockholders.
We will not  receive  any  proceeds  from the sale of the Shares by the  Selling
Stockholders.

                               SELLING STOCKHOLDER

The Shares offered under this Reoffer Prospectus are being registered for reoffers and resales by Selling Stockholder of the Company who have acquired such Shares under the Plan. The Selling Stockholder named in the following table may resell all, a portion, or none of such Shares. There is no assurance that any of the Selling Stockholder will sell any or all of the Shares offered by them hereunder.

The  following  table sets forth  certain  information  concerning  the  Selling
Stockholder as of the date of this Reoffer Prospectus, and as adjusted to reflect the sale by the Selling Stockholder of the Shares offered hereby, assuming all of the Shares offered hereby are sold:

-------------------- ------------------- ----------------- --------------- ----------------
Name                 Number of Shares    Number of Shares  Number of       Percentage
                     Beneficially Owned  Offered (2)(3)    Shares Held     Ownership After
                     (1)                                   After Offering  Offering(5)
-------------------- ------------------- ----------------- --------------- ----------------
James B. Smith (4)   2,049,000           1,150,000         899,000         1.05%
-------------------- ------------------- ----------------- --------------- ----------------
Total
-------------------- ------------------- ----------------- --------------- ----------------

     (1) Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Reoffer Prospectus pursuant to options granted under the Plan. Unless otherwise noted, all persons referred to above have sole investment power and will, upon exercise of the options, have sole voting in the shares. This 2,049,000 figure includes 1,150,000 shares in the name of James B. Smith, 39,000 held in Smith IRA account, 500,000 shares in the name of Aigle Partners, Ltd. in which Mr. Smith has a partnership interest and 360,000 shares in the name of du Midi Trust, in which Mr. Smith has a beneficial interest.
     (2) Represents all outstanding Shares of Common Stock granted to the named individuals under the Plan. The column does not include any shares that may be acquirable under future grants of options or other stock awards under the Plan.
     (3) Does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at his sole discretion.
     (4) Mr. Smith is currently a member of the Company's board of directors and Senior Vice President and CFO.
     (5)  Based on 85,417,922 shares issued and outstanding on October 20, 2006.

                              PLAN OF DISTRIBUTION

The sale of the Shares by the Selling Stockholders may be effected in transactions on the Nasdaq OTC Bulletin Board, in negotiated transactions, or a combination of such methods of sale. The Shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, the Shares of Common Stock covered by this Reoffer Prospectus may also be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Reoffer Prospectus. Because the Company does not satisfy the requirements for use of Form S-3 under the Securities Act, the number of Shares to be sold by any Selling Stockholder (or any person with whom such Selling Stockholders is acting in concert for the purpose of selling securities of the Company) selling "control securities" or "restricted securities" (as such terms are defined under the Securities Act), whether pursuant to this Reoffer Prospectus or otherwise, may not exceed, during any three-month period, the amount specified by Rule 144(e) under the Securities Act.

The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or through underwriters or broker-dealers who may act as agents or principals. Such underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters or broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular underwriter or broker-dealer may be in excess of customary compensation).

We will not receive any of the proceeds from the sale of the Shares. While all expenses of registration incurred in connection with this offering are being borne by the Company, all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

Under the rules and regulations promulgated under the Exchange Act, subject to certain exceptions, any person engaged in a distribution of securities may not simultaneously engage in market making activities with respect to such securities for a period of one business day (if such securities have an average daily trading volume over a two-month period of $100,000 and the public float value of the issuer's equity securities is $25 million or more) or five business days (in all other cases) prior to the day of the pricing of the securities that are the subject of the distribution. Trading in "actively traded securities" by persons other than the issuer (or Selling Stockholder) and affiliates is exempt from such restrictions. "Actively traded securities" are securities with an average daily trading volume of $1,000,000 issued by companies with a public float of at least $150 million. In addition, and without limiting the foregoing, the Selling Stockholders and any other person participating in such distribution will be subject to other applicable provisions of the Exchange Act, including without limitation, Rules 100 through 105 of Regulation M promulgated under the Exchange Act, which provisions may limit the timing of purchases and sales of any of the Shares of Common Stock by the Selling Stockholders and any other such person.

There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares of Common Stock offered by them hereunder.

An investor may only purchase the Shares of Common Stock being offered hereby if such shares are qualified for sale or are exempt from registration under the applicable securities laws of the state in which such prospective purchaser resides. We have not registered or qualified the Common Stock under any state securities laws and, unless the sale of such Shares to a particular investor is exempt from registration or qualification under applicable state securities laws, the sale of such Shares to an investor may not be effected until such Shares have been registered or qualified with applicable state securities authorities.

                    Indemnification of Directors and Officers

The Nevada Corporation Law and the Company's Certificate of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

The legality of the securities offered hereby has been passed upon by Gregory M. Wilson, Attorney at Law. Mr. Wilson is a shareholder of our Company.

                                     EXPERTS

The financial statements incorporated by reference in this Reoffer Prospectus have been audited by Baum & Company, P.A., certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by Tidelands Oil & Gas Corporation (the "Company"), which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

     (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 2005;
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.
     (c) All reports and documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.


         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which de-registers all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4. DESCRIPTION OF SECURITIES

         Not applicable, the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with this registration statement will be passed upon for Tidelands Oil & Gas Corporation by Wilson Law Offices. Mr. Wilson is a shareholder of the Company. This plan registered shares which have been and may be issued in the future for legal services rendered to the company.


Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article Twelve of the Company's Articles of Incorporation provides that the Company's directors and officers will not have any personal liability to the Company or its stockholders for damages for breach of fiduciary duties as directors or officers. This provision does not alleviate or limit any liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or the payment of dividends in violation of the Nevada Revised Statutes. This article does not provide for the Company to indemnify the officers or directors, however, such indemnification may be implied. Sections 78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.


Item 8. EXHIBITS.

         The  following   documents  are  incorporated  by  reference  from  the
Company's Periodic Report filings, SEC File # 0-29613, as filed with the Securities & Exchange Commission.

Exhibit Number    Description

    (3.1)*        Articles of  Incorporation of Tidelands Oil & Gas Corporation,
                  formerly C2 Technologies, Inc.
    (3.2)*        Certificate  of  Amendment  of  Articles of  Incorporation  of
                  Tidelands  Oil & Gas  Corporation,  formerly C2  Technologies,
                  Inc.
    (3.3)*        By-Laws
    (5.0)         Opinion of Counsel  regarding  the legality of the  securities registered under this Registration Statement
    (10)          2004 Non-Qualified Stock Grant and Option Plan
    (23.0)        Consent of Independent Certifying Public Accountant
-------------------
* Previously filed.


Item 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the San Antonio, State of Texas, on November 6, 2006.

Dated: November 6, 2006

                                               TIDELANDS OIL & GAS CORPORATION
                                               a Nevada corporation

                                                /s/ Michael Ward
                                               ---------------------------------
                                               Michael Ward
                                               President, Director


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: November 6, 2006                          /s/ Michael Ward
                                               ---------------------------------
                                               Michael Ward, President, Director


                                                /s/ James B. Smith
                                               ---------------------------------
                                               James B. Smith, Sr. V.P, Director


                                                /s/ Ahmed Karim
                                               ---------------------------------
                                               Ahmed Karim, Director